Exhibit 5.1

September 11, 2023

Alpha Tau Medical Ltd.
Kiryat HaMada St. 5
Jerusalem, Israel 9777605

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Alpha Tau Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), which registers the sale from time to time by the selling shareholders named in the Registration Statement up to 1,100,000 ordinary shares, no par value, of the Company (the “Shares”), which Shares were acquired by the selling shareholders pursuant to a Secondary Share Purchase Agreement, dated as of August 10, 2023.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the amended and restated articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of the meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; (iv) minutes of the meeting of the Board that took place on December 8, 2021, (v) the minutes of the annual and extraordinary general meeting of the shareholders of the Company that took place on December 16, 2021, and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares, which are currently issued and outstanding, are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices

Meitar | Law Offices